Exhibit 10.12


August 12, 2002


Dear Michael,

         This letter formalizes our prior discussions and agreement on the terms of a potential severance arrangement as follows:

1. In the event both that Virage, Inc. is acquired by another company and that you are terminated without cause as a direct result thereof, then you shall be entitled to receive six (6) months of your then-current base salary (without including commission, bonuses, benefits or other compensation) as severance, subject to your executing Virage's or its acquiror's standard release of claims and confidentiality agreement.

2. All other terms and conditions of your original signed offer letter continue in full force and effect. Nothing herein changes the fact that your employment with Virage is for no specified period of time and constitutes at-will employment. As a result, Virage is free to terminate its employment relationship with you at any time, with cause or without cause.

         Your signature below indicates your assent and agreement to the terms and conditions of this letter agreement, and executes this letter agreement as of the date first set forth above.


                                                            Sincerely,



                                                            Paul G. Lego
                                                            C.E.O. and President
                                                            Virage, Inc.


Agreed to and Accepted by:

Michael H. Lock


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Signature


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Date